                                                                 Exhibit 4.4(ii)

                                 FIRST AMENDMENT

                                       TO

                                CREDIT AGREEMENT



         This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of December 4, 1998 and is by and among GLOBAL HEALTH SUB, INC., as Borrower, GLOBAL HEALTH SCIENCES, INC., as Parent Guarantor, the LENDERS party hereto, CITICORP USA, INC., as Administrative Agent, CITIBANK, N.A., as Issuing Bank, and BANK OF AMERICA NT&SA, as Documentation Agent.

                                    RECITALS

         1. The parties hereto have previously entered into that certain Credit Agreement dated as of April 23, 1998 (the "Credit Agreement").

         2. The Borrower has requested that the Lenders (i) consent to the consummation of certain Acquisitions that do not constitute Permitted Acquisitions, and (ii) increase the aggregate amount of the Revolving Commitments available under the Credit Agreement from $50,000,000 to $75,000,000, and the Lenders are willing to grant such consent and such increase, all on the terms and conditions set forth herein.

                                    AGREEMENT

                                       I.
                                   DEFINITIONS

         1.1 DEFINED TERMS. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

                                       II.
                           CONSENTS AND LIMITED WAIVER

         2.1 CONSENTS TO CERTAIN ACQUISITIONS. As of the First Amendment Effective Date (as defined in Section 5.1 hereof), the Required Lenders hereby consent to the consummation by the Borrower of two Acquisitions disclosed to the Lenders prior to the date hereof as (i) the purchase (the "Alpha Acquisition") by the Borrower of 100% of the capital stock of American Ingredients, Inc., a California corporation ("Alpha"), and (ii) the purchase (the "Beta Acquisition") by New Micelle, Inc., a wholly owned Subsidiary of the Borrower ("Newco") of substantially all of the assets of Micelle, Inc. (formerly known as Bioglan Laboratories, Inc.) ("Beta") (and such Acquisitions shall constitute "Permitted Acquisitions" for all purposes of the Credit Agreement and the other Loan Documents) so long as (a) such Acquisitions are consummated for total Acquisition Consideration not to exceed $36,000,000, in the case of the Alpha Acquisition, and $28,000,000 in the case of the Beta Acquisition, (b) such

Acquisitions include substantially all rights and assets, and are otherwise consummated on the same material terms, as disclosed to the Lenders prior to the date hereof, (c) the aggregate principal amount of all Indebtedness incurred in connection with such Acquisitions (including any assumed Indebtedness but excluding Borrowings under the Credit Agreement) does not exceed $706,000 and all such Indebtedness is on terms (including amortization schedules, interest rates, covenants and defaults) satisfactory to the Administrative Agent and the Required Lenders, (d) Alpha and Beta shall each, prior to the consummation of the Acquisition of such Person, have entered into arms-length leases with respect to all real property necessary to the operation of its business on terms and conditions satisfactory to the Administrative Agent and the Required Lenders and shall have obtained landlord waivers in form and substance satisfactory to the Administrative Agent from each lessor under each such lease, and (e) all conditions to a Permitted Acquisition under the Credit Agreement and the other Loan Documents are complied with with respect to each such Acquisition (including, without limitation, Section 5.12 of the Credit Agreement) except that (1) notwithstanding clause (j) of the definition of "Permitted Acquisition" set forth in the Credit Agreement, consummation of each such Acquisition may utilize or require aggregate proceeds of Revolving Loans and Letters of Credit in excess of $20,000,000 if such Loans and Letters of Credit are otherwise permitted under the Credit Agreement PROVIDED THAT after giving effect to the consummation of the Alpha Acquisition and the Beta Acquisition and the Revolving Loans made to effect such consummation the aggregate Total Exposure of the Lenders shall not exceed $55,000,000 (subject to increases resulting from Revolving Loans made, and Letters of Credit issued, after such consummation in accordance with the terms of the Credit Agreement as amended hereby), (2) clause
(i) of the definition of "Permitted Acquisition" set forth in the Credit Agreement shall not be applicable to the Alpha Acquisition, and (3) clause (l) of the definition of "Permitted Acquisition" set forth in the Credit Agreement (as amended by this Amendment) shall not be applicable to the Alpha Acquisition or the Beta Acquisition. For the avoidance of doubt, it is understood and agreed that the Alpha Acquisition and the Beta Acquisition need not close simultaneously and that the consummation of the Alpha Acquisition is not conditioned upon the consummation of the Beta Acquisition.

         2.2 LIMITED WAIVER OF COMPLIANCE WITH SECTION 5.1(C). As of the First Amendment Effective Date, the Required Lenders hereby waive compliance by Holdings and its Subsidiaries with the provisions of Section 5.1(c) of the Credit Agreement to the extent, and only to the extent, that Holdings and its Subsidiaries failed, prior to the date hereof, to comply with such provisions with respect to fiscal months of Holdings ending prior to December 31, 1998. It is understood and agreed that full compliance with the provisions of Section 5.1(c) of the Credit Agreement shall be required with respect to each fiscal month of Holdings and its Subsidiaries ending on and after December 31, 1998.

                                      III.
                                   AMENDMENTS

         3.1 AMENDMENTS TO CREDIT AGREEMENT; SCHEDULES; EXHIBITS. As of the First Amendment Effective Date, the Credit Agreement shall be amended as follows:

         3.1.1 SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by:

                  (a) adding thereto, in appropriate alphabetical order, the following definition:

                  "PRE-ACQUISITION UNAUDITED EBITDA" means, with respect to any assets or Persons acquired in a Permitted Acquisition, EBITDA attributable to such assets or Persons for any period ended prior to the period in which the consummation of the related Permitted Acquisition occurred if (i) the related financial statements with respect to such assets or Person were unaudited prior to the consummation of such Permitted Acquisition, and (ii) the financial statements with respect to such assets or Person for all such prior periods included in any applicable calculation period have not subsequently been audited in a manner satisfactory to the Administrative Agent and the Required Lenders. "

                  (b) deleting the final parenthetical of the definition of "REVOLVING COMMITMENT" and substituting the following therefor: "(and the aggregate amount of the Lenders' Revolving Commitments is $75,000,000)";

                  (c) amending the definitions of the terms "Cash Interest Coverage Ratio" and "Fixed Charge Coverage Ratio" by adding to the end of each such definition the following: "For purposes of the foregoing, the phrase "cash portion of Consolidated Interest Expense" for any period shall mean all amounts of Consolidated Interest Expense paid in cash during such period and all amounts of Consolidated Interest Expense accrued during such period and payable in cash in any subsequent period.";

                  (d) amending the definition of "EBITDA" by adding to the end of such definition the following: "Any contrary provision hereof notwithstanding, for purposes of determining compliance with Sections 6.13 through 6.14 hereof, the aggregate amount of Pre-Acquisition Unaudited EBITDA for any calculation period which may be included in the calculation of Consolidated EBITDA for such period may not exceed 20% of such Consolidated EBITDA.;

                  (e) amending the definition of "PRO FORMA LEVERAGE RATIO" by adding to the end thereof the following: "; PROVIDED, HOWEVER, that any contrary provision hereof notwithstanding, for purposes of determining compliance with
Section 6.12 hereof, the aggregate amount of Pre-Acquisition Unaudited EBITDA for any calculation period which may be included in the calculation of Pro Forma Operating Cash Flow of Holdings, the Borrower and the Borrower Subsidiaries for such period may not exceed 20% of such Pro Forma Operating Cash Flow;

                  (f) amending and restating in its entirety the defined term "Required Lenders" to read as follows:

                  "`REQUIRED LENDERS' means, (i) at all times prior to the Revision Date (as defined below), Lenders having Total Exposures and unused Revolving Commitments representing at least 66.67% of the sum of the Total Exposures and unused Revolving Commitments at such time; PROVIDED, HOWEVER, that at all such times prior to the Revision Date, for purposes of any amendment, modification, waiver or consent with respect to Sections 5.1 through 5.10, 5.12, 5.13, 5.15 and 5.16 hereof, "Required Lenders" shall mean Lenders having Total Exposures and unused Revolving Commitments representing more than 50% of the sum of the Total Exposures and unused Revolving Commitments at such time, and (ii) at all times on or after the Revision Date, Lenders having Total Exposures and unused Revolving Commitments representing more than 50% of the sum of the Total Exposures and unused Revolving Commitments at such time. For purposes of this definition, the term "REVISION DATE" shall mean the first date on or after delivery to the Administrative Agent of the financial statements and Compliance Certificate required under Section 5.1 with respect to the fiscal year of the Borrower ending December 31, 2000 as of which the Borrower has certified to the Administrative Agent that (1) the Borrower is in compliance with all terms and conditions of this Agreement, and (2) the Supply Agreements (or any successor agreement or agreements) have been renewed through at least December 31, 2003 on substantially the same terms as in effect on the date of this Agreement (and in no event in any manner materially less favorable to the Borrower)."; and

                  (g) amending the definition of "PERMITTED ACQUISITIONS" by (i) deleting the word "and" appearing at the end of clause (j) of such definition, (ii) adding the word "and" at the end of clause (k) of such definition, and (iii) adding a new clause (l) to read as follows:

                  "(l) Holdings' EBITDA Coverage Ratio (as defined in the Senior
         Note Indenture) is at least 2.25 to 1 as provided in Section 4.06(d) of the Senior Note Indenture after giving effect to such Acquisition and all Indebtedness (including Loans hereunder) incurred in connection therewith."

                  3.1.2 SECTION 3.2(b). Section 3.2(b) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, unless the Required Lenders shall otherwise agree, (i) no Default shall have occurred and be continuing,
         (ii) no Default or Event of Default under (and as defined in) the Senior Note Indenture exists and (iii) if, either before or immediately after giving effect to such Borrowing, issuance, amendment, renewal or extension, the sum of the aggregate outstanding principal amount of Revolving Loans PLUS the aggregate LC Exposure exceeds $60,000,000, Holdings' EBITDA Coverage Ratio (as defined in the Senior Note Indenture) is at least 2.0 to 1 as provided in Section 4.06(d) of the Senior Note Indenture. In addition, unless the Required Lenders otherwise agree, at any time that, either before or immediately after giving effect to such Borrowing, issuance, amendment, renewal or extension both (i) the sum of the aggregate outstanding principal amount of Revolving Loans PLUS the aggregate LC Exposure exceeds $60,000,000, and (ii) Holdings' EBITDA Coverage Ratio (as defined in the Senior Note Indenture) would be less than 2.50 to 1, the Borrower shall deliver to the Administrative Agent, prior to the date of such Borrowing, issuance, amendment, renewal or extension, a certificate of the chief financial officer of the Borrower demonstrating and certifying as to compliance with this section 3.2(b) and setting forth in reasonable detail the calculation of Holdings' EBITDA Coverage Ratio both before and immediately after giving effect to such Borrowing, issuance, amendment, renewal or extension."

                           3.1.3 SECTION 5.1(C). Section 5.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "(c) commencing with December 31, 1998, within 30 days after the end of each fiscal month (and in each case as of the end of each fiscal month for such fiscal month and the then elapsed portion of the fiscal year of Holdings), (i) a consolidated balance sheet and related statements of operations, stockholders' equity and cash flows for Holdings and (ii) a combining statement of operations for each Borrower Subsidiary and Holdings, all certified by one of Holdings' Financial Officers as presenting in all material respects the financial condition and results of operations of Holdings and the Borrower Subsidiaries on a consolidated or combined basis (as applicable) in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;"

                           3.1.4 SECTION 6.1. Section 6.1 of the Credit
         Agreement is hereby amended by adding thereto a new Section 6.1(c) to read as follows:

                           "(c) Any provision hereof to the contrary notwithstanding, unless the Required Lenders shall otherwise agree, each of Holdings and the Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness (as defined in the Senior Note Indenture) in reliance on the provisions of Section 4.06(j) of the Senior Note Indenture except for Indebtedness in an aggregate principal amount not to exceed $706,000 incurred in connection with the consummation of the Acquisition of the assets of Micelle, Inc."

                           3.1.5 SCHEDULE 2.1. Schedule 2.1 to the Credit Agreement is hereby deleted in its entirety and replaced for all purposes of the Credit Agreement and the other Loan Documents with
         Schedule 2.1 attached hereto.

                           3.1.6 EXHIBIT B. Exhibit B to the Credit Agreement is hereby amended by (a) deleting the word "and" appearing at the end of paragraph (C), (b) deleting the period at the end of paragraph (D) and substituting therefore "; and" and (c) adding the following immediately following paragraph D:

                           "(E) at the time of and immediately after giving effect to such Borrowing, (i) no Default or Event of Default under (and as defined in) the Senior Note Indenture exists and (ii) if, either before or immediately after giving effect to such Borrowing, the sum of the aggregate outstanding principal amount of Revolving Loans PLUS the aggregate LC Exposure exceeds $60,000,000, Holdings' EBITDA Coverage Ratio (as defined in the Senior Note Indenture) is at least 2.0 to 1 as provided in Section 4.06(d) of the Senior Note Indenture."

                                       IV.
                         REPRESENTATIONS AND WARRANTIES

                  4.1 REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Parent Guarantor hereby represents and warrants to the Administrative Agent, the Lenders and the Issuing Bank as follows:

                           4.1.1. Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Amendment (and the Credit Agreement as amended hereby) and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                           4.1.2 Such party has taken all necessary action to authorize the execution, delivery and performance of this Amendment (and the Credit Agreement as amended hereby).

                           4.1.3. This Amendment has been duly executed and delivered by such party and each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                           4.1.4 Before and after giving effect to this Amendment, no event has occurred and is continuing, or would result from the execution and delivery of this Amendment that would constitute a Default.

                           4.1.5 Each of the representations and warranties contained in this Amendment and the Credit Agreement as amended hereby is true, correct and complete as if set forth in full herein and made on the date this Amendment becomes effective, except to the extent that any such representation and warranty specifically relates to an earlier date, in which case it was true, correct and complete as of such earlier date.

                           4.1.6 All conditions to the consummation of the Alpha Acquisition, other than the funding of the purchase price, shall have been satisfied and arrangements satisfactory to the Administrative Agent shall have been made for the funding of the purchase price concurrently with the effectiveness of this Amendment.

                                       V.
                           CONDITIONS TO EFFECTIVENESS

                  5.1 CONDITIONS TO EFFECTIVENESS. The consents, waivers and amendments effected by this Amendment shall not become effective until the date (the "First Amendment Effective Date"), not later than December 15, 1998, on which the following conditions precedent are satisfied or waived in writing by the Required Lenders:

                           5.1.1 EXECUTION OF THIS AGREEMENT; REVOLVING NOTES. Parent Guarantor, the Borrower, the Administrative Agent, the Issuing Bank and each Lender shall have executed and delivered this Amendment to the Administrative Agent and each other Guarantor shall have executed and delivered the Consent attached hereto to the Administrative Agent. The Borrower shall have executed and delivered to the Administrative Agent a new Revolving Note in favor of any Lender requesting the same.

                           5.1.2 OPINION OF COUNSEL TO BORROWER, HOLDINGS AND EACH BORROWER SUBSIDIARY. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Bank and the Lenders) of Weil, Gotshal & Manges LLP, counsel for the Loan Parties, covering such matters relating to the Loan Parties and the Amendment as the Administrative Agent or the Required Lenders shall reasonably request. The Borrower and Holdings hereby request such counsel to deliver such opinions.

                           5.1.3. ORGANIZATIONAL DOCUMENTS. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Amendment and any other legal matters relating to the Loan Parties and this Amendment, all in form and substance satisfactory to the Administrative Agent and its counsel.

                           5.1.4 OFFICER'S CERTIFICATE. The Administrative Agent shall have received a certificate dated the First Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in this Article V and that each of the representations and warranties of the Borrower and Holdings contained in this Amendment are true and correct on and as of the date hereof (except to the extent that any such representation and warranty is limited by its terms to an earlier date, in which case such representation and warranty was true and correct as of such earlier date).

                           5.1.5 PAYMENT OF FEES. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Loan Party hereunder or under the Credit Agreement.

                           5.1.6. REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Amendment and the Credit Agreement as amended hereby shall be true, correct and complete as if made on the date this Amendment becomes effective, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true, correct and complete as of such earlier date.

                                       VI.
                                  MISCELLANEOUS

                  6.1 NO WAIVER. Except as expressly set forth herein, nothing contained herein or in any other instrument or document executed in connection herewith, nor any action taken by the Administrative Agent, the Issuing Bank or any Lender , or any party hereto or any party consenting hereto in connection with this Amendment or any other action contemplated hereby or thereby shall in any event be construed or deemed to constitute a waiver of any past, present or future Default or Event of Default, or a waiver or an estoppel of any cause of action the Administrative Agent, the Issuing Bank or any Lender, or any party hereto or any party consenting hereto may have against any other party for any reason whatsoever.

                  6.2 FULL FORCE AND EFFECT. As of the First Amendment Effective Date, the Credit Agreement shall be amended to the extent set forth in Section 3 hereof. Except as specifically amended by this Amendment, all of the terms and provisions of the Credit Agreement or any of the documents referred to therein or defined in connection therewith shall remain in full force and effect. Such amendments shall be limited precisely as written and shall not be deemed (a) except as expressly set forth herein, to be a consent to any modification or waiver of other terms or conditions of the Credit Agreement or any of the documents referred to therein or delivered in connection therewith or (b) to prejudice any right, remedy, power or privilege which any party hereto or any party consenting hereto now has or may have in the future under or in connection with the Credit Agreement or any of the documents referred to therein or delivered in connection therewith. The term "Agreement" as used in the Credit Agreement, the other Loan Documents and all other related documents shall mean the Credit Agreement as amended hereby.

                  6.3 EXPENSES. Without limiting any provision of the Amendment or Section 9.3 of the Credit Agreement, each of the Borrower and Holdings jointly and severally agrees to pay promptly all reasonable costs and expenses of the Administrative Agent and the reasonable costs and expenses of the Administrative Agent's legal counsel in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the transactions contemplated hereby.

                  6.4 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. The provisions of Sections 9.9(b)-(d) 9.10 of the Credit Agreement shall apply hereto.

                  6.5 SEVERABILITY. The illegality or unenforceability of any provision of this Amendment, the Credit Agreement (including as amended hereby) or any other document or any other instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment, the Credit Agreement (including as amended hereby) or such other document or any other instrument or agreement required hereunder or thereunder.

                  6.6 HEADINGS. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment (or the Credit Agreement as amended hereby).

                  6.7 COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which, when so executed shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                  SCHEDULE 2.1
                              REVOLVING COMMITMENTS

                                   Revolving
Lender                             Commitment           % of Total Commitments
------                             ----------           ----------------------

Citicorp USA, Inc.                 $19,500,000                   26%

Bank of America NT&SA              $16,500,000                   22%

Sanwa Bank California              $15,000,000                   20%

Wells Fargo Bank, N.A.             $12,000,000                   16%

Dresdner Bank AG                   $12,000,000                   16%
                                  -------------               ------

         TOTAL:                    $75,000,000                100.0%

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Credit Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                   GLOBAL HEALTH SUB, INC.,
                                   as Borrower



                                   By:
                                       ----------------------------------------
                                   Name:
                                   Title:

                                   GLOBAL HEALTH SCIENCES, INC.,
                                   as Parent Guarantor


                                   By:
                                       ----------------------------------------
                                   Name:
                                   Title:


                                   CITICORP USA, INC.,
                                   as Administrative Agent


                                   By:
                                       ----------------------------------------
                                   Name:
                                   Title:


                                   CITIBANK, N.A.,
                                   as Issuing Bank


                                   By:
                                       ----------------------------------------
                                   Name:
                                   Title:

                                   BANK OF AMERICA NT&SA,
                                   as Documentation Agent



                                   By:
                                       ----------------------------------------
                                   Name:
                                   Title:

                                   CITICORP USA, INC.,
                                   as Lender



                                   By:
                                       ----------------------------------------
                                   Name:
                                   Title:

                                   BANK OF AMERICA NT&SA,
                                   as Lender



                                   By:
                                       ----------------------------------------
                                   Name:
                                   Title:

                                   SANWA BANK CALIFORNIA,
                                   as Lender



                                   By:
                                       ----------------------------------------
                                   Name:
                                   Title:

                                   WELLS FARGO BANK, N.A.,
                                    as Lender



                                   By:
                                       ----------------------------------------
                                   Name:
                                   Title:

                                   DRESDNER BANK AG,
                                   New York and Grand Cayman Branches,
                                   as Lender



                                   By:
                                       ----------------------------------------
                                   Name:
                                   Title:



                                   By:
                                       ----------------------------------------
                                   Name:
                                   Title:

                                     CONSENT
                          DATED AS OF DECEMBER 4, 1998


         The undersigned, as Subsidiary Guarantors under the "Guarantee Agreement" and as Subsidiary Grantors under the "Pledge and Security Agreement" (as such terms are defined in and under the Credit Agreement referred to in the foregoing First Amendment), each hereby consents and agrees to the foregoing First Amendment and hereby confirms and agrees that (i) the Guarantee Agreement and the Pledge and Security Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, said First Amendment, each reference in the Guarantee Agreement and the Pledge and Security Agreement to the "Credit Agreement", "thereunder", "thereof" and words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by said First Amendment, and (ii) the Pledge and Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations as defined in the Pledge and Security Agreement.


                                   D&F INDUSTRIES, INC.
                                   RAVEN INDUSTRIES, INC.
                                   DYNAMIC PRODUCTS, INC.
                                   WEST COAST SALES


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:




                                      S-1